DAMES & MOORE, INC.

                $10,000,000 7.19% Senior Notes, Series F,
                         Due December 16, 2004,
                                  and
                $10,000,000 7.23% Senior Notes, Series G,
                         Due December 16, 2005
                               ______________

                         NOTE PURCHASE AGREEMENT

                               _____________


                        Dated as of December 16, 1996




                              TABLE OF CONTENTS

                        (Not a part of the Agreement)

SECTION                              HEADING                           Page

SECTION 1.     AUTHORIZATION OF NOTES                                    1

SECTION 2.     SALE AND PURCHASE OF NOTES                                1

SECTION 3.     CLOSING                                                   2

SECTION 4.     CONDITIONS TO CLOSING                                     2
   Section 4.1.  Representations and Warranties                          2
   Section 4.2.  Performance; No Default.                                2
   Section 4.3.  Compliance Certificates                                 2
   Section 4.4.  Opinions of Counsel                                     3
   Section 4.5.  Purchase Permitted By Applicable Law, etc               3
   Section 4.6.  Payment of Special Counsel Fees.                        3
   Section 4.7.  Private Placement Number                                3
   Section 4.8.  Changes in Corporate Structure                          3
   Section 4.9.  Proceedings and Documents                               3

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY             4
   Section 5.1.  Organization; Power and Authority                       4
   Section 5.2.  Authorization, etc                                      4
   Section 5.3.  Disclosure                                              4
   Section 5.4.  Organization and Ownership of Shares of Subsidiaries;
                    Affiliates                                           4
   Section 5.5.  Financial Statements                                    5
   Section 5.6.  Compliance with Laws, Other Instruments, etc            5
   Section 5.7.  Governmental Authorizations, etc                        6
   Section 5.8.  Litigation; Observance of Agreements, Statutes and
                    Orders                                               6
   Section 5.9.  Taxes                                                   6
   Section 5.10. Title to Property; Leases                               6
   Section 5.11. Licenses, Permits, etc                                  7
   Section 5.12. Compliance with ERISA                                   7
   Section 5.13. Private Offering by the Company                         8
   Section 5.14. Use of Proceeds; Margin Regulations                     8
   Section 5.15. Existing Indebtedness; Future Liens                     8
   Section 5.16. Foreign Assets Control Regulations, etc                 8
   Section 5.17. Status under Certain Statutes                           9
   Section 5.18. Environmental Matters                                   9

SECTION 6.     REPRESENTATIONS OF THE PURCHASER                          9
   Section 6.1.  Purchase for Investment                                 9
   Section 6.2.  Source of Funds                                         10

SECTION 7.     INFORMATION AS TO COMPANY                                 11
   Section 7.1.  Financial and Business Information                      11
   Section 7.2.  Officer's Certificate                                   14
   Section 7.3.  Inspection                                              15

SECTION 8.     PREPAYMENT OF THE NOTES                                   15
   Section 8.1.  Required Prepayments                                    15
   Section 8.2.  Optional Prepayments with Make-Whole Amount             16
   Section 8.3.  Allocation of Partial Prepayments                       16
   Section 8.4.  Maturity; Surrender, etc                                16
   Section 8.5.  Purchase of Notes                                       16
   Section 8.6.  Make-Whole Amount                                       16

SECTION 9.     AFFIRMATIVE COVENANTS                                     18
   Section 9.1.  Compliance with Law                                     18
   Section 9.2.  Insurance                                               18
   Section 9.3.  Maintenance of Properties                               18
   Section 9.4.  Payment of Taxes and Claims                             19
   Section 9.5.  Corporate Existence, etc                                19
   Section 9.6.  Subsidiary Guaranties                                   19

SECTION 10.    NEGATIVE COVENANTS                                        20
   Section 10.1. Transactions with Affiliates                            20
   Section 10.2. Nature of Business                                      20
   Section 10.3. Consolidated Net Worth                                  20
   Section 10.4. Fixed Charges Coverage Ratio                            20
   Section 10.5. Limitations on Indebtedness                             21
   Section 10.6. Limitation on Liens                                     22
   Section 10.7. Mergers, Consolidations and Sales of Assets             24
   Section 10.8. Designation of Subsidiaries                             28

SECTION 11.    EVENTS OF DEFAULT                                         28

SECTION 12.    REMEDIES ON DEFAULT, ETC                                  31
   Section 12.1. Acceleration                                            31
   Section 12.2. Other Remedies                                          31
   Section 12.3. Rescission                                              31
   Section 12.4. No Waivers or Election of Remedies, Expenses, etc       32

SECTION 13.    REGISTRATION; EXCHANGE, SUBSTITUTION OF NOTES             32
   Section 13.1. Registration of Notes                                   32
   Section 13.2. Transfer and Exchange of Notes                          32
   Section 13.3. Replacement of Notes                                    33

SECTION 14.    PAYMENTS ON NOTES                                         33
   Section 14.1. Place of Payment                                        33
   Section 14.2. Home Office Payment                                     33

SECTION 15.    EXPENSES, ETC                                             34
   Section 15.1. Transaction Expenses                                    34
   Section 15.2. Survival                                                34

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
               AGREEMENT                                                 34
Section 17.    Amendment and Waiver                                      35
   Section 17.1. Requirements                                            35
   Section 17.2. Solicitation of Holders of Notes                        35
   Section 17.3. Binding Effect, etc                                     35
   Section 17.4. Notes Held by Company, etc                              36

SECTION 18.    NOTICES                                                   36

SECTION 19.    REPRODUCTION OF DOCUMENTS                                 36

SECTION 20.    CONFIDENTIAL INFORMATION                                  37

SECTION 21.    SUBSTITUTION OF PURCHASER                                 38

SECTION 22.    MISCELLANEOUS                                             38
   Section 22.1. Successors and Assigns                                  38
   Section 22.2. Payments Due on Non-Business Days                       38
   Section 22.3. Severability                                            38
   Section 22.4. Construction                                            39
   Section 22.5. Counterparts                                            39
   Section 22.6. Governing Law                                           39

Signature                                                                40

SCHEDULE A       INFORMATION RELATING TO PURCHASER

SCHEDULE B        DEFINED TERMS

SCHEDULE 5.4      SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY
                  STOCK

SCHEDULE 5.5      FINANCIAL STATEMENTS

SCHEDULE 5.14     USE OF PROCEEDS

SCHEDULE 5.15     EXISTING INDEBTEDNESS

SCHEDULE 5.18     ENVIRONMENTAL LIABILITIES

EXHIBIT 1         FORM OF 7.19% SENIOR  NOTE, SERIES F, DUE DECEMBER 16, 2004

EXHIBIT 2         FORM OF 7.23% SENIOR NOTE, SERIES G, DUE DECEMBER 16, 2005

EXHIBIT 3(a)      FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASER

EXHIBIT 3(b)      FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY


                             DAMES & MOORE, INC.
                      911 Wilshire Boulevard, Suite 700,
                        Los Angeles, California  90017

                 Re:  $10,000,000 7.19% Senior Notes, Series F,
                             Due December 16, 2004,
                                      and
                      $10,000,000 7.23% Senior Notes, Series G,
                             Due December 16, 2005

                                                Dated as of
                                                December 16, 1996

To the Purchaser Named in Schedule A
Hereto who is a Signatory Hereto

Ladies and Gentlemen:

     Dames & Moore, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

Section 1.  Authorization of Notes.

     The Company will authorize the issue and sale of its 7.19% Senior
Notes, Series F, due December 16, 2004 (the "Series F Notes") in an aggregate principal amount of $10,000,000 and its 7.23% Senior Notes, Series G, due December 16, 2005 (the "Series G Notes") in an aggregate principal amount of $10,000,000 (the Series F Notes and the Series G Notes are hereinafter collectively referred to as the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series F Notes and the Series G Notes shall be substantially in the form set out in Exhibits 1 and 2, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.  Sale and Purchase of Notes.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof and on the date specified opposite your name in Schedule A.

Section 3.  Closing.

     The sale and purchase of the Notes to be purchased by you shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, on December 16, 1996 or on such later date (not later than December 18, 1996) as shall be agreed upon by the Company and you (the "Closing"). At the Closing the Company will deliver to you the Notes of the series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000, or such lesser amount as shall constitute your entire commitment, as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 0491-12465 at Sanwa Bank California, 601 South Figueroa St., Los Angeles, California 90017, ABA No. 122003516. If at the Closing the Company shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4.  Conditions to Closing.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since September 27, 1996 that would have been prohibited by Sections 10.1, 10.5,
10.6 or 10.8 hereof had such Sections applied since such date.

     Section 4.3.  Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 and Section 4.8, have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Riordan & McKinzie, counsel for the Company, covering the matters set forth in Exhibit 3(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 3(a) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.5. Purchase Permitted By Applicable Law, etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.7.  Private Placement Number.  On or prior to the
Closing, a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

     Section 4.8. Changes in Corporate Structure. As of the date of the Closing the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.9. Proceedings and Documents. All corporate and other proceedings inconnection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 5.  Representations and Warranties of the Company.

     The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. This Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in one of the documents, certificates or other writings identified herein, or in the financial statements listed in Schedule 5.5, since March 29, 1996, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary,
(ii) of the Company's Affiliates, other than Subsidiaries, (iii) of the Company's Restricted Subsidiaries and (iv) of the Company's directors and executive officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien except as disclosed in Schedule 5.4.

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and except that interim financial statements do not contain all of the footnote disclosures required by GAAP for annual financial statements).

     Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental
Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required on the part of the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     Section 5.8.  Litigation; Observance of Agreements, Statutes and
Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no reasonable basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are reasonable in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been closed by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended March 27, 1992.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in
Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11.  Licenses, Permits, etc.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b) To the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12.  Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b)   The Company maintains no defined benefit Plans.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d)   The expected post-retirement benefit obligation
(determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     Section 5.13.  Private Offering by the Company.  Neither the
Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you who has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule
5.14. No part of the proceeds from the sale of the Notes hereunder will be used for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As of September 27, 1996, margin stock (excluding treasury stock) did not constitute more than 4.7% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock (excluding treasury stock) will constitute more than 9.5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     Section 5.15.  Existing Indebtedness; Future Liens.

          (a) Schedule 5.15 sets forth a complete and correct list of each item of Indebtedness in excess of $500,000 in principal amount outstanding of the Company and its Subsidiaries together with the aggregate amount of all other outstanding Indebtedness of the Company and its Subsidiaries as of December 2, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

     Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

      Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging a release of Hazardous Materials to the environment in quantities or concentrations which typically would require a cleanup or alleging a violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in Schedule 5.18:

              (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or for a release of Hazardous Materials emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

              (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them, or has disposed of any Hazardous Materials, in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

              (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, as interpreted or administered by courts or administrative agencies on the date hereof, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6.  Representations of the Purchaser.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds, in any such case for investment and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. You further represent that you are an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

              (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan", treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

              (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

              (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
     (c); or

              (d)   the Source is a governmental plan; or

              (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

              (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     The Company shall deliver a certificate on the date of the Closing, with respect to you and on or prior to the date of any transfer of the Notes, with respect to any subsequent holder of the Notes, which certificate shall either state that (i) it is neither a "party in interest"
(as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person"
(as defined in Section 4975(e)(2) of the Code) with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

     As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7.  Information as to Company.

       Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

              (a) Quarterly Statements within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                    (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

                    (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that so long as each Subsidiary of the Company is a Restricted Subsidiary, delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a); provided further thatin the event that there is any change in generally accepted accounting principles after the Closing which affects any computation or definition under this Agreement, the Company shall deliver a report prepared by a Senior Financial Officer of the Company and reviewed by its independent accountants reconciling the financial statements required to be delivered by the terms of this Section 7.1(a) with the financial statements permitted to be delivered pursuant to the foregoing proviso which report shall show all appropriate adjustment entries in sufficient detail in connection with such reconciliation;

              (b) Annual Statements within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                    (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

                    (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                           (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                           (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), and

                           (C) in the event that there is any change in generally accepted accounting principles after the Closing which affects any computation or definition under this Agreement, a report prepared by a Senior Financial Officer of the Company and reviewed by its independent accountants reconciling the financial statements required to be delivered by the terms of this Section 7.1(b) with the financial statements permitted to be delivered pursuant to the following proviso which report shall show all appropriate adjustment entries in sufficient detail in connection with such reconciliation;

     provided that so long as each Subsidiary of the Company is a Restricted Subsidiary, delivery within the time period specified above of copies of the Company's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

              (c) SEC and Other Reports promptly, and in any event within 15 days of their becoming available or being filed, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

              (d) Notice of Default, Event of Default or Acceleration of the Notes promptly, and in any event within five days after a Responsible Officer becoming aware of (i) the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto, or (ii) the acceleration of any Note pursuant to Section 12.1 hereof, a written notice setting forth the principal amount of each Note so accelerated, the name of the holder thereof and the circumstances surrounding such acceleration;

              (e) ERISA Matters promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                     (i) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

               (f) Notices from Governmental Authority promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

              (g) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants;

              (h) Designation of Subsidiaries. Promptly after the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, as set forth in Section 10.8, a copy of the resolution effecting such designation duly certified by the Secretary or an Assistant Secretary of the Company, together with a certificate of a Responsible Officer setting forth in reasonable detail all facts and computations required in order to establish that such designation was effective and is permitted by the terms of this Agreement; and

              (i) Requested Information with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or
Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

              (a) Covenant Compliance the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3, Section 10.4 and
     Section 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

              (b) Event of Default a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition which constitutes a Default or an Event of Default resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor (subject to compliance with Section 20 hereof):

              (a) No Default if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

              (b) Default if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries, provided that any Institutional Investor exercising its right to meet with the Company's accountants shall give the Company at least two Business Days' advance notice of the date of any such discussions and the Company shall have the right to be present in connection therewith, it being understood that the failure of the Company to attend such meeting shall not preclude the Institutional Investors from proceeding with such meeting), all at such times and as often as may be requested.

Section 8.  Prepayment of the Notes.

     Section 8.1. Required Prepayments. No prepayments shall be required with respect to the Notes.

     Section 8.2.  Optional Prepayments with Make-Whole Amount.  The
Company may, at its option, upon notice as provided below, prepay on any date that is a Business Day and on which an interest payment is due all, or any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver, via telefacsimile as set forth in
Section 18 hereof, to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. All partial prepayments of principal pursuant to Section 8.2 shall be: (a) allocated among each of the series of Notes in proportion to the aggregate principal amount outstanding of such series of Notes and (b) allocated pro rata among all of the holders of each such series of Notes at the time outstanding.

     Section 8.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate or Restricted Subsidiary to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate or Restricted Subsidiary pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business
     Day preceding the Settlement Date with respect to such Called Principal, on the display designated on page "USD" of the Bloomberg Financial Markets Services Screen (or such other display as may replace page "USD" of the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
     (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining
     Life of such Called Principal as of such Settlement Date. Such implied yield in (i) or (ii) above will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly (calculated to the nearest one-one hundredth percent) between
     (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Life.

          "Remaining Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Called Principal.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9.  Affirmative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company shall maintain (in conjunction with its self-insurance program referred to below), and shall cause each Subsidiary to maintain (in conjunction with such self-insurance program), with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss, damage, casualties or contingencies, of the kinds customarily insured against by Persons of established reputations engaged in the same or similar business, of such types and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as are customarily carried under similar circumstances by such other Persons.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary (except to the extent the payment thereof is not subject to penalty or interest), provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if
(i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, etc. Subject to Section 10.7(a), the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.6. Subsidiary Guaranties. If at any time, pursuant to the terms and conditions of any line of credit or bank, loan, note or other credit agreement (individually, a "Credit Agreement"), any existing or newly acquired or formed Subsidiary grants to any one or more Institutional Investors, a guaranty of obligations owing by the Company, if any, under any Credit Agreement, the Company shall cause such Subsidiary to execute and deliver to the holders of the Notes a Guaranty in substantially the same form as the agreement delivered to such Institutional Investor, or any one or more of them, and the Company shall deliver, or shall cause to be delivered, to the holders of the Notes (a) an intercreditor agreement in form and substance reasonably satisfactory to the Required Holders which will be entered into by any such Institutional Investor or Investors which has or have received any such subsidiary Guaranty and the holders of the Notes, pursuant to which each of the parties thereto shall agree that each of such Institutional Investors and the holders of the Notes shall share the proceeds from the enforcement of each such subsidiary Guaranty on an equal and ratable basis, (b) all such certificates, resolutions, legal opinions and other related items in substantially the same forms as those delivered to and accepted by such Institutional Investor or Investors which have received the benefit of any such subsidiary Guaranty, and (c) all such amendments to this Agreement, as may reasonably be deemed necessary by the Required Holders in order to reflect the existence of each such subsidiary Guaranty and such intercreditor agreement.

Section 10. Negative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into any material transaction with any Affiliate (other than transactions with the Company or any other Restricted Subsidiary) on terms less favorable to the Company or such Restricted Subsidiary than those available in a comparable arms-length transaction; provided that the foregoing shall not apply to legitimate business transactions with Affiliates designed to protect, maintain or enhance the value of the Company's or any Wholly-owned Restricted Subsidiary's business or investments. Notwithstanding the foregoing, the Company may (i) make loans or advances in the ordinary course of business to executive officers of the Company, including reasonable relocation expenses and (ii) make loans or advances to executive officers of the Company related to the Company's Stock Purchase Programs; provided that the aggregate amount of any such loans or advances made pursuant to the forgoing clauses (i) and (ii) shall not exceed $5,000,000 in the aggregate at any one time outstanding.

     Section 10.2. Nature of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company and its Restricted Subsidiaries on a consolidated basis would be substantially changed from the general nature of the business engaged in or proposed to be engaged in by the Company and its Restricted Subsidiaries as described in the Private Placement Memorandum, dated February, 1996 prepared by B.A. Securities, Inc. and Oppenheimer & Co., Inc. relating to the issue by the Company of its senior notes, due 2001 to 2006.

     Section 10.3. Consolidated Net Worth. From and after the date of the Closing until the Net Worth Reset Date the Company will not at any time permit Consolidated Net Worth to be an amount less than the sum of (a) $118,000,000 plus (b) 40% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters beginning after December 27, 1996; provided that notwithstanding that Consolidated Net Income for any elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto. From and after the Net Worth Reset Date, the Company will not at any time permit Consolidated Net Worth to be an amount less than the sum of (y) the Reset Net Worth Amount plus (z) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters beginning after the Net Worth Reset Date; provided that notwithstanding that Consolidated Net Income for any elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

     Section 10.4. Fixed Charges Coverage Ratio. The Company will not permit, as calculated on the last day of each fiscal quarter, the ratio of
(a) Consolidated Modified EBITDA for the four fiscal quarter period ending on such date to (b) Consolidated Fixed Charges for such four fiscal quarter period to be less than 1.75 to 1.00.

     Section 10.5.  Limitations on Indebtedness.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise incur any Indebtedness, except:

              (i)   Funded Debt evidenced by the Notes;

             (ii)   Funded Debt of the Company and its Restricted
     Subsidiaries outstanding as of the Closing and described on Schedule
     5.15 hereto;

            (iii) Funded Debt of a Restricted Subsidiary owed to the Company or to a Wholly-owned Restricted Subsidiary;

             (iv) Funded Debt of the Company and its Restricted Subsidiaries, provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

                    (1) Consolidated Funded Debt shall not exceed the applicable percentage of Consolidated Capitalization set forth below opposite the period during which such additional Funded Debt is to be created, issued, assumed, guaranteed or incurred:


                          For the Period           Percent of Consolidated
                                                        Capitalization

                    From September 27, 1996 to and            56%
                       including March 28, 1997

                    From March 29, 1997 to and
                   including September 26, 1997               55%

                   From September 27, 1997 to and
                      including March 27, 1998                54%

                   From March 28, 1998 to and including
                          September 25, 1998                  52%

                   From September 26, 1998 and thereafter     50%

                    (2) Consolidated Indebtedness shall not exceed 60% of
               Consolidated Total Capitalization, and

                    (3) in the case of the issuance of any Funded Debt of the
               Company or any of its Restricted Subsidiaries secured by Liens permitted by Section 10.6(h) and any Funded Debt of a Restricted Subsidiary (other than Funded Debt incurred under clause (iii) above), the sum of (A) the aggregate amount of all Indebtedness secured by Liens permitted by Section 10.6(h) plus (B) the aggregate amount of all Indebtedness of Restricted Subsidiaries (other than Funded Debt incurred under clause (iii) above), shall not exceed 15% of Consolidated Net Worth; and

               (v) Current Debt of the Company or any Restricted Subsidiary, provided that

                    (1) during the twelve-month period immediately preceding the date of any determination hereunder, there shall have been a period of 28 consecutive days during which Consolidated Indebtedness did not exceed 50% of Consolidated Capitalization on each day of such 28-day period and which Current Debt shall during each day of such 28-day period be deemed to constitute outstanding Funded Debt for purposes of any determination of additional Funded Debt to be issued or incurred within the limitations of Section 10.5(a)(iv)(1);

                    (2) in the case of the issuance of any Current Debt of the Company or any of its Restricted Subsidiaries secured by Liens permitted by Section 10.6(h) and any Current Debt of a Restricted Subsidiary, the sum of (A) the aggregate amount of all Indebtedness secured by Liens permitted by Section 10.6(h) plus (B) the aggregate amount of all Indebtedness of Restricted Subsidiaries, shall not exceed 15% of Consolidated Net Worth; and

                    (3) at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness shall not exceed 60% of Consolidated Total Capitalization.

          (b) The renewal, extension or refunding of any Indebtedness issued, incurred or outstanding pursuant to Section 10.5(a) shall constitute the issuance of additional Indebtedness which is, in turn, subject to the limitations of the applicable provisions of this Section 10.5.

          (c) Any Person that becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 10.5 shall be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Indebtedness of such Person existing immediately after it becomes a Restricted Subsidiary.

     Section 10.6. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any of its Restricted Subsidiaries to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 9.4;

          (b) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings and for which the Company or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; provided that the Company or such Restricted Subsidiary need not so contest any such litigation or legal proceeding as long as, and only as long as, all judgments against the Company and its Restricted Subsidiaries which are not stayed, bonded or discharged do not, at any one time, exceed $1,000,000 in the aggregate;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, indemnity, surety or appeal bonds or other Liens of like general nature, in any such case not incurred in connection with the borrowing of money, which in any such case would not have a Material Adverse Effect, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) (i) Liens securing Indebtedness of a Restricted Subsidiary to the Company and (ii) Liens constituting a lease on property owned by the Company and its Subsidiaries entered into in the ordinary course of business pursuant to which the Company or its Subsidiaries is the lessor so long as such lease is not entered into in connection with the borrowing of money by the Company or its Subsidiaries;

          (f)   Liens existing as of the date of the Closing and described on
     Schedule 5.15 hereto;

          (g) Liens created or incurred after the date of the Closing given to secure the payment of the purchase price or financing incurred in connection with the acquisition, purchase or improvement of fixed assets, useful and intended to be used in carrying on the business of the Company or any of its Restricted Subsidiaries, provided that (i) the Lien shall attach solely to the fixed assets acquired, purchased or improved, (ii) such Lien shall have been created or incurred within 90 days after the date of acquisition, purchase or improvement, (iii) at the time of the imposition of the Lien, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets (whether or not assumed by the Company or any of its Restricted Subsidiaries) shall not exceed an amount equal to the total acquisition or purchase price or the price of such improvements, and (iv) all such Indebtedness shall have been incurred within the limitations provided in Section 10.5(a)(iv) or (a)(v), as the case may be; and

          (h) Liens created or incurred after the Closing given to secure Indebtedness of the Company or any of its Restricted Subsidiaries, in addition to the Liens permitted by the preceding clauses (a) through (g) hereof, provided that all Indebtedness secured by such Liens shall have been incurred within the limitations provided in Section 10.5 (a)(iv) or
     (a)(v), as the case may be.

     Section 10.7.  Mergers, Consolidations and Sales of Assets.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or be a party to a merger with any other Person, or sell, lease, convey or transfer all or substantially all of its assets; provided that:

              (i) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

             (ii) the assets and the equity Securities of any Restricted Subsidiary may be sold, leased, conveyed or otherwise transferred within the limitations of Sections 10.7(b) or (c), as applicable;

            (iii) the Company may consolidate or merge with or into any other Person if (1) the Person which results from such consolidation or merger (the "surviving corporation") is a corporation organized under the laws of any state of the United States or the District of Columbia,
     (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the surviving corporation would be permitted by the provisions of Section 10.5(a)(iv) to incur at least $1.00 of additional Funded Debt; and

             (iv) the Company may sell, convey or otherwise transfer all or substantially all of its assets (other than stock of a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to
     Section 10.7(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (1) the acquiring Person (the "acquiring corporation") is a corporation organized under the laws of any state of the United States or the District of Columbia, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (3) at the time of such acquisition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring corporation would be permitted by the provisions of Section 10.5(a)(iv) to incur at least $1.00 of additional Funded Debt.

          (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer, or convey assets (except assets sold in the ordinary course of business and except as provided in Section 10.7(a)(iv)); provided that the foregoing restrictions do not apply to:

              (i) the sale, lease, transfer or conveyance of assets of a Restricted Subsidiary to the Company or a Wholly-owned Restricted Subsidiary; or

             (ii) the sale of assets of the Company or a Restricted Subsidiary, provided that (1) the same such assets are leased by the Company or a Restricted Subsidiary, in any such case as lessee, within 180 days of the date of acquisition or completion of construction of such assets by the Company or such Restricted Subsidiary (an "Exempted Sale and Leaseback Transaction"), (2) immediately after the consummation of such sale and after giving effect thereto, no Default or Event of Default would exist, (3) immediately after the consummation of such sale and after giving effect thereto, the Company would be permitted by the provisions of Section 10.5(a)(iv) to incur at least $1.00 of additional Funded Debt and (4) the proceeds were or are applied within 180 days of such date of consummation to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in Section 10.2 and having a fair market value (as determined in good faith by the Company) at least equal to that of the assets so disposed of and/or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Company, provided that without regard to such requirement of application on a pro rata basis (y) in the event such assets were acquired by the Company or any Restricted Subsidiary with Indebtedness incurred under a revolving Credit Agreement, proceeds from the sale of all such assets so acquired, together with proceeds from the sale of assets within the limitations of Section 10.7(b)(iii) and (c)
     (iii), in an aggregate amount not exceeding $5,000,000 may be applied to the repayment of the Company's obligations under a revolving Credit Agreement under which such Indebtedness was borrowed and (z) in the event such assets were secured by a Lien against the Company or any Restricted Subsidiary, the proceeds may be applied to the repayment of the Company's or such Restricted Subsidiary's obligations in respect of the Indebtedness secured by such Lien; or

            (iii) the sale of such assets for cash or other property to a Person or Persons if all of the following conditions are met:

                    (1) such assets (valued at net book value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously sold, conveyed or otherwise transferred during the same fiscal year (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year;

                    (2) in the case of a sale of assets the proceeds of which exceed $1,000,000, in the opinion of the Board of Directors of the Company, the sale is for fair value and is in the best interests of the Company; and

                    (3) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of Section 10.5(a)(iv) to incur at least $1.00 of additional Funded Debt;

     provided, however, that for purposes of the calculation in accordance with clause (iii)(1) above, there shall not be included any assets the proceeds of which were or are applied within 180 days of the date of sale of such assets to either (y) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in Section 10.2 and having a fair market value (as determined in good faith by the Company) at least equal to that of the assets so disposed of and/or (z) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Company, provided that, without regard to such requirement of application on a pro rata basis (yy) in the event such assets were acquired by the Company or any Restricted Subsidiary with Indebtedness incurred under a revolving Credit Agreement, proceeds from the sale of all such assets so acquired, together with proceeds from the sale of assets within the limitations of Section 10.7(b)(ii) and (c)(iii), in an aggregate amount not exceeding $5,000,000 may be applied to the repayment of the Company's obligations under a revolving Credit Agreement under which such Indebtedness was borrowed and (zz) in the event such assets were secured by a Lien against the Company or any Restricted Subsidiary, the proceeds may be applied to the repayment of the Company's or such Restricted Subsidiary's obligations in respect of the Indebtedness secured by such Lien.

     It is understood and agreed by the Company that any optional prepayment of the Notes as hereinabove provided shall be made pursuant to and to the extent provided in Section 8.2. Computations pursuant to this Section 10.7(b) shall include dispositions made pursuant to Section 10.7(c) and computations pursuant to Section 10.7(c) shall include dispositions made pursuant to this Section 10.7(b).

          (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, pledge, transfer or convey any equity Securities (including as "equity Securities" for the purposes of this Section any shares of capital stock, options or warrants to purchase equity Securities or other Securities exchangeable for or convertible into equity Securities or any other form of equity or voting interest) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Equity Securities") nor will any Restricted Subsidiary issue, sell, pledge, transfer or convey any its own Subsidiary Equity Securities, provided that the foregoing restrictions do not apply to:

              (i)   the issue of Regulatory Shares; or

             (ii) the issue of Subsidiary Equity Securities to the Company or another Wholly-owned Restricted Subsidiary; or

            (iii) the sale, transfer or conveyance at any one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Company and its Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met:

                    (1) such assets (valued at net book value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously sold, conveyed or otherwise transferred during the same fiscal year (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year;

                    (2) in the case of a sale of assets the proceeds of which exceed $1,000,000, in the opinion of the Board of Directors of the Company, the sale is for fair value and is in the best interests of the Company;

                    (3) immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall have no Indebtedness of or continuing Investment in the equity Securities of the Company or of any of its respective Restricted Subsidiaries and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by the Company or any of its Restricted Subsidiaries; and

                    (4) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of Section 10.5(a)(iv) to incur at least $1.00 of additional Funded Debt;

     provided, however, that for purposes of the calculation in accordance with clause (iii)(1) above, there shall not be included any assets the proceeds of which were or are applied within 180 days of the date of sale of such assets to either (y) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in Section 10.2 and having a fair market value (as determined in good faith by the Company) at least equal to that of the assets so disposed of and/or (z) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Company, provided that, without regard to such requirement of application on a pro rata basis (yy) in the event such assets were acquired by the Company or any Restricted Subsidiary with Indebtedness incurred under a revolving Credit Agreement, proceeds from the sale of all such assets so acquired, together with proceeds from the sale of assets within the limitations of Section 10.7(b)(ii) and (b)
     (iii), in an aggregate amount not exceeding $5,000,000 may be applied to the repayment of the Company's obligations under a revolving Credit Agreement under which such Indebtedness was borrowed and (zz) in the event such assets were secured by a Lien against the Company or any Restricted Subsidiary, the proceeds may be applied to the repayment of the Company's or such Restricted Subsidiary's obligations in respect of the Indebtedness secured by such Lien. It is understood and agreed by the Company that any optional prepayment of the Notes as hereinabove provided shall be made pursuant to and to the extent provided in Section 8.2.

     Computations pursuant to this Section 10.7(c) shall include dispositions made pursuant to Section 10.7(b) and computations pursuant to Section 10.7(b) shall include dispositions made pursuant to this Section 10.7(c).

      Section 10.8. Designation of Subsidiaries. The Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that: (a) the Company shall have given not less than 15 days prior written notice to the holders of the Notes that the Board of Directors of the Company has made such determination, (b) at the time of such designation and immediately after giving effect thereto: (i) no Default or Event of Default would exist and (ii) the Company would be permitted by the provisions of
Section 10.5(a)(iv) to incur at least $1.00 of additional Funded Debt, and (c) such Unrestricted Subsidiary shall not at any time after the date of this Agreement have previously been designated as a Restricted Subsidiary.

Section 11. Events of Default.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.8 and Section 7.1(d); or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
     (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or
     (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
     (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition, order or approval shall be filed against the Company or any of its Subsidiaries and such petition, order or approval shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
     (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12. Remedies on Default, etc.

     Section 12.1. Acceleration. If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable. If any other Event of Default has occurred and is continuing, any holder or holders of more than 33-1/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable. If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under uch circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to the second sentence of Section 12.1, the holders of not less than 67% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole
Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4.  No Waivers or Election of Remedies, Expenses, etc.
No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13.  Registration; Exchange; Substitution of Notes.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 or 2, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or a participation therein as you have made pursuant to Section 6.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

              (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, you or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

              (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

Section 14.  Payments on Notes.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be originated from New York, New York. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

     Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will make such payments in immediately available funds, no later than 12:00 p.m. New York, New York time on the date due. If for any reason whatsoever the Company does not make any such payment by such 12:00 p.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the overdue rate set forth in the Note. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

Section 15. Expenses, Etc.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by you and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 15.2.  Survival.  The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.  Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.  Amendment and Waiver.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     Section 17.2.  Solicitation of Holders of Notes.

              (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with a reasonably sufficient amount of information, with reasonable prior notice in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

              (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

     Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, any of its Affiliates or any Restricted Subsidiary shall be deemed not to be outstanding.

Section 18.  Notices.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

              (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

             (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.  Reproduction of Documents.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

          For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary from a Person who is not to your knowledge subject to a confidentiality agreement, or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation, policy, investigation or order applicable to you,
(x) in connection with or in response to any subpoena or other legal process,
(y) in connection with any litigation to which you are a party involving this Agreement or the Notes or in connection with the enforcement or for the protection of your rights and remedies under the Notes and this Agreement or
(z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.
On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21.  Substitution of Purchaser.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

Section 22.  Miscellaneous.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                           *     *     *     *     *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.



                                          Very truly yours,

                                          Dames & Moore, Inc.



                                          By     Mark A. Snell
                                                 ___________________________
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


The foregoing is hereby agreed
to as of the date thereof.



Accepted as of December 16, 1996:


                                           Teachers Insurance and Annuity
                                                Association of America



                                          By   Gregory W. MacCordy
                                               _____________________________
                                               Its Director-Private Placements

                                         Principal Amount
                                                of Notes to Be        Series
        Name and Address                           Purchased            of
          of Purchaser                          at the Closing        Notes


Teachers Insurance and Annuity                    $10,000,000        Series F
  Association of America
730 Third Avenue                                  $10,000,000        Series G
New York, New York  10017-3263
Attention: Mr. Michael Clulow, Securities Division, Private Placements Telephone Number: (212) 916-6669 or (212) 490-9000 (general number) Facsimile Number: (212) 916-6583

Payments

All payments on account of the Series F and Series G Notes shall be made in immediately available funds at the opening of business on the due date by electronic funds transfer through the Automated Clearing House System (identifying each payment as "Dames & Moore, Inc., 7.19% Senior Notes, Series F, Due December 16, 2004, PPN 235713 B# 0, principal, premium or interest" or "Dames & Moore, Inc. 7.23% Senior Notes, Series G, Due December 16, 2005, PPN 235713 C* 3, principal, premium or interest", as the case may be) to:

     Chase Manhattan Bank (ABA #021-000-021)
     New York, New York  10015

     for credit to: Teachers Insurance and Annuity Association of America
                    Account Number 910-2-766475
                    On order of:  Dames & Moore, Inc.

Notices

Contemporaneous with the above electronic funds transfer, written confirmation setting forth: (1) the full name, private placement number, interest rate and maturity date of the Series F or Series G Notes, as the case may be; (2) allocation of payment among principal, interest, premium and any special payment; and (3) the name and address of the bank from which such electronic funds transfer was sent, shall be mailed or sent by facsimile to:

     Teachers Insurance and Annuity Association of America
     730 Third Avenue
     New York, NY  10017
     Attention:  Securities Accounting Division
     Telephone Number:  (212) 916-4188
     Facsimile Number:  (212) 916-6955

                                 Schedule A
                         (to Note Purchase Agreement)

     All other notices and communications to be addressed as first provided above.

     Name of Nominee in which Notes are to be issued:  None

     Taxpayer I.D. Number:  13-1624203

                         Defined Terms

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" shall mean, at any time, and with respect to any Person (other than a Wholly-owned Restricted Subsidiary), (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests and (c) any other Person that is an executive officer or director of such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Business Day" shall mean (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New
York or Los Angeles, California are required or authorized to be closed.

     "Capital Lease" or "Capitalized Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Closing" is defined in Section 3.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" shall mean Dames & Moore, Inc., a Delaware corporation.

     "Confidential Information" is defined in Section 20.

     "Consolidated Capitalization" shall mean as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Net Worth.

                              Schedule B
                     (to Note Purchase Agreement)

     "Consolidated Current Debt" shall mean all Current Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

     "Consolidated Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and (b) all Interest Expense on all Indebtedness of the Company and its Restricted Subsidiaries payable during such period.

     "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP eliminating intercompany items.

     "Consolidated Indebtedness" shall mean Indebtedness of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP eliminating intercompany items.

     "Consolidated Modified EBITDA" for any period shall mean the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or local income taxes or taxes determined by reference to income made by the Company and its Restricted Subsidiaries during such period, (c)all provisions for depreciation and amortization (other than amortization of debt discount) made by the Company and its Restricted Subsidiaries during such period, and (d) Consolidated Fixed Charges during such period.

     "Consolidated Net Income" for any period shall mean the net income or loss of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

              (a) any gains or losses (net of any tax effect) on the sale or other disposition of fixed or capital assets other than in the ordinary course of business, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

              (b) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

              (c) net earnings and losses of any business entity (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such business entity prior to the date of such acquisition;

              (d) net earnings and losses of any business entity (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

              (e) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

              (f) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

              (g) earnings resulting from any reappraisal, revaluation or write-up of fixed or capital assets other than in the ordinary course of business; and

              (h) any other extraordinary, unusual or non-recurring gain or loss (net of any tax effect).

     "Consolidated Net Worth" shall mean, as of the date of any determination thereof, the difference of:

           (a)(i) the amount of stockholders' equity as determined in accordance with GAAP of the Company and its Subsidiaries, minus (ii) the aggregate amount of all Restricted Investments held by the Company and its Subsidiaries in Unrestricted Subsidiaries,

     minus

              (b) the excess, if any, of (1) the aggregate amount of all Restricted Investments held by the Company or its Restricted
     Subsidiaries (other than Restricted Investments held by the Company and its Restricted Subsidiaries in Unrestricted Subsidiaries) over (2) 10% of the amount described in clause (a) hereof;

all determined in accordance with GAAP.

     "Consolidated Total Assets" shall mean as of the date of any determination thereof, total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" shall mean as of the date of any determination thereof, the sum of (a) Consolidated Current Debt plus (b) Consolidated Funded Debt plus (c) Consolidated Net Worth.

     "Credit Agreement" is defined in Section 9.6.

     "Current Debt" of any Person shall mean all Indebtedness of such Person other than Funded Debt of such Person.

     "Default" shall mean an event or condition the occurrence or existence of which would,with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" shall mean, for any series of Notes, that rate of interest that is 2% perannum above the rate of interest stated in clause (a) of the first paragraph of such series of Notes.

     "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Funded Debt" of any Person shall mean all Indebtedness of such Person deemed to be long-term in accordance with GAAP.

     "GAAP" shall mean generally accepted accounting principles as in effect at the date of the Closing in the United States of America.

     "Governmental Authority" shall mean

              (a)   the government of

                    (i) the United States of America or any State or other political subdivision thereof, or

                     (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

              (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

              (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

              (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

              (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

     In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

     "Indebtedness" of any Person shall mean and include all (a) obligations of such Person for borrowed money or obligations for the deferred purchase price of property or assets (other than accounts payable or accrued liabilities arising in the ordinary course of business), (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals, (e) obligations of such Person in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) to the extent that any amounts have been drawn by the beneficiary thereunder and
(f) Guaranties of obligations of others of the character referred to in this definition.

     "Institutional Investor" shall mean (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Interest Expense" of the Company and its Restricted Subsidiaries for any period shall mean all interest (including the interest component on Rentals on Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made, all in accordance with GAAP.

     "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, Guaranty, capital contribution or otherwise; provided that "Investments" shall not mean or include investments in property to be used or consumed in the ordinary course of business.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Make-Whole Amount" is defined in Section 8.6.

     "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

     "Minority Interests" shall mean any equity or voting interest of any class of a Restricted Subsidiary (other than Regulatory Shares) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred shares at the voluntary or involuntary liquidating value of such preferred shares, whichever is greater, and by valuing Minority Interests constituting common shares at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common shares required by the foregoing method of valuing Minority Interests in preferred shares.

     "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Net Worth Reset Date" shall mean the last day of the fiscal quarter in which the minimum level of Consolidated Net Worth required to be maintained pursuant to the first sentence of Section 10.3 equals or exceeds $135,000,000.

     "Notes" is defined in Section 1.

     "Officer's Certificate" shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" shall mean an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "QPAM Exemption" shall mean PTE 84-14 issued by the United States Department of Labor.

     "Regulatory Shares" shall mean, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or shares issued to Persons other than the Company or a Wholly-owned Subsidiary in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed 1% of the total outstanding shares of equity of such Person and any owners of such shares irrevocably covenant with the Company to remit to the Company or waive any dividends or distributions paid or payable in respect of such shares.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by any Person, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Required Holders" shall mean, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any of its Affiliates or any Restricted Subsidiary).

     "Reset Net Worth Amount" shall mean the minimum level of Consolidated Net Worth required to be maintained pursuant to the first sentence of Section
10.3 on the Net Worth Reset Date.

     "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Investments" shall mean all Investments of the Company and its Restricted Subsidiaries, other than:

              (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

              (b) Investments of the Company and its Restricted Subsidiaries existing as of the Closing and described on Schedule 5.4 hereto;

              (c) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded either of the two highest ratings by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard;

              (d) Investments in corporate bonds or corporate notes of corporations organized under the laws of the United States or any state thereof maturing in 3 years or less from the date of issuance which, in the case of such bonds or notes which mature in 1 year or less, at the time of acquisition by the Company or any Restricted Subsidiary, and in the case of all other such bonds or notes, at all times, is accorded a rating of A or better by Standard & Poor's Ratings Group or A2 or better by Moody's Investors Service, Inc., or another nationally recognized credit rating agency of similar standard;

              (e) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within three years from the date of acquisition thereof;

              (f) Investments in certificates of deposit, Eurodollar deposits or banker's acceptances maturing within one year from the date of issuance thereof, either (i) issued by Bank of America NT & SA or
     (ii) issued by a bank or trust company organized under the laws of the United States or any State thereof, having capital, surplus and undivided profits aggregating at least $100,000,000, provided that at all times,
     (1) the senior unsecured long-term Indebtedness of such bank or trust company or of the holding company of such bank or trust company is, at the time of acquisition by the Company or any Restricted Subsidiary, accorded either of the two highest ratings by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard or (2) such certificate of deposit is issued by any bank or trust company organized under the laws of the United States or any state thereof to the extent that such Investments are fully insured by the Federal Depository Insurance Corporation;

              (g) Investments in repurchase agreements with respect to any Security described in clause (e) of this definition entered into with a depository institution or trust company acting as principal described in clause (f) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (f) of this definition;

              (h) Investments in any money market fund which is classified as a current asset in accordance with GAAP, the aggregate asset value of which "marked to market" is at least $500,000,000 and which is managed by a fund manager of recognized national standing, and which invests substantially all of its assets in obligations described in clauses
     (c) through (f) above;

              (i) Investments in readily-marketable obligations of Indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof, which mature no later than three years after the date of acquisition thereof and which, in the case of such Indebtedness which matures in 1 year or less, at the time of acquisition by the Company or any Restricted Subsidiary, and in the case of all other such Indebtedness, at all times, is accorded either of the two highest ratings by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard; and

              (j) Investments representing loans or advances in the ordinary course of business to executive officers of the Company, including reasonable relocation expenses and loans or advances to executive officers of the Company in connection with the Stock Purchase Programs of the Company or any Restricted Subsidiary, provided that the aggregate value of all such Investments does not exceed $5,000,000 in the aggregate at any one time outstanding.

     In valuing any Investments for the purpose of applying the limitations set forth in the definition of Consolidated Net Worth, Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

     "Restricted Subsidiary" shall mean any Subsidiary (a) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company or one or more Wholly-owned Restricted Subsidiaries and (b) which is, subject to compliance with the requirements of
Section 10.7(b), designated as a Restricted Subsidiary on Schedule 5.4 or in accordance with Section 10.8.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

     "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Senior Indebtedness" shall mean all Indebtedness for borrowed money of the Company which is not expressed to be subordinated or junior in rank to any other Indebtedness for borrowed money of the Company.

     "Stock Purchase Programs" shall mean any program under which officers or other employees of the Company purchase securities of the Company and under which all or a portion of the consideration may be in the form of promissory notes given by such employees or borrowed by such employees from financial institutions and supported by guarantees of the Company, as in existence from time to time.

     "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Unrestricted Subsidiary" shall mean any Subsidiary which is not designated as a Restricted Subsidiary on Schedule 5.4 or is not designated as a Restricted Subsidiary in accordance with Section 10.8.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions) of a particular business entity.

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding equity Securities, whether voting or nonvoting (except Regulatory Shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Restricted Subsidiaries.

                                Schedule 5.4
              Subsidiaries; Affiliates; Directors and Officers.

                              See Attached Page

                            Dames & Moore, Inc.
                           List of Subsidiaries

     The following is a list of subsidiaries of the Company. Unless otherwise indicated, each of the subsidiaries is Wholly-Owned by the Company, and each is hereby designated a Restricted Subsidiary, unless otherwise indicated.


                                        State or Other Jurisdiction
               Name                  of Incorporation or Organization


Domestic Subsidiaries:

Aman Environmental Construction, Inc.              California
Bovay Northwest, Inc.                              Washington
O'Brien-Kreitzberg Inc.                            California
Seismic Risk Insurance Services, Inc.              California
Walk, Haydel & Associates, Inc.                    Louisiana
Dames & Moore Management Company                   California
Dames & Moore Servicing Company                    California
DQ Acquisition Company                             California
Dames & Moore Ventures                             California
Dames & Moore America, L.P.*                       California
BRW Group, Inc.                                    Delaware
BRW, Inc.                                          Wyoming
Dames & Moore Investors, Inc. (Unrestricted)       Delaware

Foreign Subsidiaries:

Bureau voor Milieumanagement BV                    The Netherlands
Dames & Moore (BVI) Ltd.                           British Virgin Islands
Dames & Moore, Canada                              Canada
Dames & Moore Chile Ltda.                          Chile
Dames & Moore GmbH & Co KG                         Germany
Dames and Moore Iberia SA                          Spain
Dames & Moore International SRL                    Italy
Dames & Moore International SRL                    Venezuela
Dames & Moore (Malaysia) Sdn Bhd                   Malaysia
Dames & Moore Pty Ltd                              Australia
Dames & Moore SARL                                 France
Dames & Moore (Singapore)                          Singapore
Dames & Moore (United Kingdom)                     United Kingdom
HDML Pty Ltd                                       Australia
Hollingsworth Dames & Moore (PNG) Pty Ltd          Papua New Guinea
Norecol, Dames & Moore, Inc.                       Canada
Professional Insurance Limited                     Bermuda
Saudi Arabian Dames & Moore                        Saudi Arabia
Forestry Technical Services Pty Ltd                Australia
The International Agricultural Trust               Australia

* Dames & Moore America, L.P. is 92% controlled by Dames & Moore Management Company, its general partner, and 8% controlled by Professional
     Insurance Limited.

                             Dames & Moore, Inc.
                             List of Affiliates

     The following is a list of entities in which the Company directly or indirectly controls between 5% and 50% of the equity interest. None is a Subsidiary.

          Name                                    State or other
                                                  Jurisdiction of
                                                  Incorporation or
                                                    Organization

Partially-Owned Affiliates:

Dames & Moore/Brookhill, L.L.C.                       Delaware
Chiyoda-Dames & Moore                                 Japan
Daines & Moore-Aguirre Y Gonzalez                     Uruguay
H&R Investments Pty. Ltd.                             Australia
H&R Mohr, Mohr-H&R                                    Australia
HR-KHW, Hardcastle & Richards-Kvaerner Earl
   and Wright                                         Australia
HR-PCT, Hardcastle & Richards-Process Control
   Technology                                         Australia
HMA International                                     Australia
PT HMA International Pty. Ltd.                        Australia
Tailings Engineering and Management Services
   (TEAM)
Reverse Engineering Limited                            United Kingdom

            Name

        Joint Ventures:
             O'Brien-Kreitzberg-D carne JV
             O'Brien-Kreitzberg-RP Carbone JV
             O'Brien-Kreitzberg-RP Carbone JV
             O'Brien-Kreitzberg-RP Carbone JV
             O'Brien-Kreitzberg-FR Harris JV
             O'Brien-Kreitzberg-Gannett Fleming JV
             O'Brien-Kreitzberg/Luster CM/GKO
             O'Brien-Kreitzberg-Chu & Gassman JV
             O'Brien-Kreitzberg-MCC JV
             Telecu-OK JV
             Todd Associates
             Urban Engineers, Inc./O'Brien-Kreitzberg & Associates


                             Dames & Moore, Inc.

                                  Directors
George D. Leal

Arthur C. Darrow

Robert M. Perry

John P. Trudinger

Richard C. Tucker

Norman A. Barkeley

Robert J. Lynch, Jr.

Anthony R. Moore

Michael R. Peevey

Harald Peipers

                        Dames & Moore, Inc.

                            Officers

                               Name
                              Title


George D. Leal
Chairman of the Board


Arthur C. Darrow
President
Chief Executive Officer


Mark A. Snell
Executive Vice President
Chief Financial Officer


Henry Klehn, Jr.
Executive Vice President,
Corporate Development


Robert M. Perry
Executive Vice President,
Corporate Affairs


Leslie S. Puget
Corporate Controller


Kevin J. Freeman
Senior Vice President/
Division Manager - Western
North America


William D. Webb
Senior Vice President/
Division Manager - Eastern
North America


Glenn D. Martin
Senior Vice President/
Division Manager - Central


Richard C. Tucker
Senior Vice President/
Division Manager -
Government Services


Peter G. Rowley
Senior Vice President/
Division Manager -
International


                                Schedule 5.5
                      Financial Statements Delivered

               1. Audited Financial Statements and Form 10-K of the Company for the fiscal year ended the last Friday of March 1992, 1993, 1994, 1995 and 1996.

               2. Unaudited Financial Statements and Form 10-Q of the Company for the fiscal quarters ended June 28, 1996 and September 27, 1996.

                         Schedule 5.14
                              Use of Proceeds

     Proceeds from the Notes will be used to repay the existing loan balance outstanding to Bank of America set forth on Schedule 5.15 from $27,000,000 to $7,000,000, without terminating the Credit Agreement.

                               Schedule 5.15
                           Existing Indebtedness
                           As of December 2, 1996



                             Amount
                            Maturity
                              Date


                           Bank Loans




                        Bank of America
                                                    $27,000,000
                                                        5/22/97


Westpac Banking Corp. Austral
                                                      1,580,000
                                                         7/1/97


                                        Total Loans Outstanding
                                                     28,580,000



                                              Letters of Credit




                                                Bank of America
                                                      7,029,540
                                                        Various


                            Bank of America (Westpac Guarantee)
                                                      5,165,250
                                                        8/31/97


                                          First Interstate Bank
                                                      4,863,000
                                                        Various


                                          Westpac Banking Corp.
                                                        113,000
                                                        Various


                                        Total Letters of Credit
                                                    $17,170,790



                                              Other Obligations




Reverse Engineering Ltd. Not
                                                      1,466,000
                                                         9/6/98


                           Company's Officers' Guaranteed Loans
                                                        527,000
                                                        Various


Hazelet & Erdal/Landmark Asso
                                                        615,000
                                                        5/31/98


                                     Capitalized Leases (Total)
                                                        830,900
                                                        Various


                                    Miscellaneous Notes Payable
                                       (under $500,000) (Total)

                                                        489,000

                                                        Various


                                              Total Obligations
                                                     $3,927,000








                                                   Senior Notes
                                                   $100,000,000

                          Schedule 5.15
                         Existing Liens

               1. Standard liens on leased office equipment and computer equipment.

               2. Lien in favor of Bank of America with respect to cash on deposit pursuant to Section 10.6 of the First Amended and Restated Credit Agreement dated as of May 24, 1996.

                         Schedule 5.18
                      Environmental Matters

                              None

                         [Form of Note]
                      Dames & Moore, Inc.

7.19% Senior Note, Series F,
Due December 16, 2004

No. FR-              ___________, 1996
$[____________]         PPN 235713 B# 0

     For Value Received, the undersigned, Dames & Moore, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on December 16, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.19% per annum from the date hereof through and including the date of maturity, payable semiannually, on the 29th day of March and September in each year, commencing with the March 29 or September 29 next succeeding the date hereof, until the principal hereof shall have become due and payable and at maturity, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually and at maturity as aforesaid (or, at the option of the registered holder hereof, on demand), at the rate of 9.19% per annum.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America and originated from New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of the 7.19% Senior Notes, Series F, due December 16,
2004 (the "Series F Notes") of the Company in the aggregate principal amount of $10,000,000 which, together with the Company's $10,000,000 aggregate principal amount of 7.23% Senior Notes, Series G, due December 16, 2005 (the "Series G Notes", said Series G Notes together with the Series F Notes, are hereinafter referred to collectively as the "Notes") were issued pursuant to the Note Purchase Agreement, dated as of December 16, 1996 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the purchaser named therein, and are entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in
Section 6 of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                            Dames & Moore, Inc.
                       By
                      Title

[Form of Note]
                            Dames & Moore, Inc.

7.23% Senior Note, Series G,
Due December 16, 2005
No. GR-                                                ___________, 1996
$[____________]                                        PPN 235713 C* 3

     For Value Received, the undersigned, Dames & Moore, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on December 16, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.23% per annum from the date hereof through and including the date of maturity, payable semiannually, on the 29th day of March and September in each year, commencing with the March 29 or September 29 next succeeding the date hereof, until the principal hereof shall have become due and payable and at maturity, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually and at maturity as aforesaid (or, at the option of the registered holder hereof, on demand), at the rate of 9.23% per annum.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America and originated from New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of the 7.23% Senior Notes, Series G, due December 16, 2005 (the "Series G Notes") of the Company in the aggregate principal amount of $10,000,000 which, together with the Company's $10,000,000 aggregate principal amount of 7.19% Senior Notes, Series F, due December 16, 2004 (the "Series F Notes", said Series F Notes together with the Series G Notes are hereinafter referred to collectively as the "Notes") were issued pursuant to the Note Purchase Agreement, dated as of December 16, 1996 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the purchaser named therein, and are entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in
Section 6 of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 Dames & Moore, Inc.
                            By
                            Title

               Form of Opinion of Special Counsel
                             to the Purchaser

     The closing opinion of Chapman and Cutler, special counsel to you called for by Section 4.4(b) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to you, shall be satisfactory in form and substance to you and shall be to the effect that:

               1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

               2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

               3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

               4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Riordan & McKinzie is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

                  Form of Opinion of Special Counsel
                                 to the Company

     The closing opinion of Riordan & McKinzie, counsel for the Company, which is called for by Section 4.4(a) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to you, shall be satisfactory in scope and form to you and shall be to the effect that:

               1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

               2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

               3. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

               4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

               5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Note Purchase Agreement or the Notes.

               6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Restated Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

               7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the
      Trust Indenture Act of 1939, as amended.

               8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

               9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Purchase Agreement.

              10. The Company is not a "investment company," or a company "controlled" by an "investment company," under the Investment Company Act of 1940, as amended.

              11. The choice of New York as the governing law of the Note Purchase Agreement and the Notes is valid and will be recognized and applied by the courts of the State of New York and California.

     The opinion of Riordan & McKinzie shall cover such other matters relating to the sale of the Notes as you may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company. The opinion of Riordan & McKinzie shall cover all applicable laws of the States of California, all applicable Federal laws and the general business corporation law of the State of Delaware.